Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

Borrower:	Telanetix, Inc. (Delaware) Telanetix, Inc. (California) AccessLine Holdings, Inc. AccessLine Communications Corporation 11201 SE 8th Street Bellevue, WA 98004	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT dated April 11, 2013 (“Second Amendment”), is made and executed between Telanetix, Inc., a Delaware corporation, Telanetix, Inc. a California corporation, AccessLine Holdings, Inc., a Delaware corporation, and AccessLine Communications Corporation, a Delaware corporation, (collectively, "Borrowers and individually, a "Borrower"), on the one hand, and East West Bank, its successors and assigns  ("Lender"), on the other hand.

Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of December 14, 2012, including that certain Amendment to Loan and Security Agreement (“First Amendment”) dated as of January 16, 2013 (collectively, “Loan Agreement”). Pursuant to the Loan Agreement, Lender made a Loan in the principal amount of $7,500,000.00 and established a line of credit in a principal amount not to exceed $1,000,000.00 (“Line”) to Borrowers, and to secure such loans, Borrowers have granted to Lender liens on and security interests in the Collateral described in the Loan Agreement. Borrowers and Lender now wish to further amend the Loan Agreement pursuant to the terms and conditions of this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

AMENDMENTS TO LOAN AGREEMENT.  The Loan Agreement is hereby amended as follows:

(1)	The paragraphs entitled “LINE OF CREDIT” through “REMITTANCE ACCOUNT” immediately below the Section styled “Term” of the Loan Agreement are hereby replaced in their entirety, to read as follows:

“LINE OF CREDIT.  Lender hereby establishes in favor of Borrowers a $1,000,000 revolving line of credit (the “Line”). Lender agrees to make Advances to Borrowers requested by Borrowers from time to time under the Line from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the sum of $1,000,000.00 (“Commitment Amount”).  Within the limits set forth in this Agreement, Borrowers may borrow, partially or wholly prepay, and reborrow under the Line.

LINE USAGE. Maximum aggregate amounts that may be outstanding under the following sub-limits, not to exceed the Commitment Amount:

1. Up to $200,000.00 for credit cards;
2. Up to $250,000.00 for issuance of standby letters of credit.

ADVANCE AUTHORITY.  The following person or persons are authorized to request advances and authorize payments under the Line until Lender receives from Borrowers, at Lender's address shown above, written notice of revocation of such authority: Chief Financial Officer or Chief Executive Officer.

Making Loan Advances.  Advances under the Line, as well as directions for payment from Borrowers’ accounts, may be requested orally or in writing by authorized persons.  Lender may, but need not, require that all oral requests be confirmed in writing.  Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrowers (1)  when credited to any deposit account of any Borrower maintained with Lender or (2)  when advanced in accordance with the written instructions of an authorized person.  Lender’s a cutoff time is 4:00 pm Pacific Standard Time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.  If a request for an Advance is made prior to 4:00 p.m. Pacific Standard Time on a Business Day, Lender shall fund such request on such day; otherwise Lender shall fund the same on the next succeeding Business Day.

“Clean-Up” Periods.  Commencing on January 16, 2013 for a period of thirty (30) consecutive days, and on December 1 of each year thereafter for a period of thirty (30) consecutive days, Borrower shall repay all Advances outstanding under the Line and  maintain a balance of zero dollars ($0.00) outstanding under the Line.

Mandatory Loan Repayments.  If at any time the aggregate principal amount of the outstanding Advances under the Line shall exceed the Commitment Amount, Borrowers, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Commitment Amount.  On the Expiration Date, Borrowers shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Line Account.  Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line.  Lender shall provide Borrowers with periodic statements of Borrowers’ account, which statements shall be considered to be correct and conclusively binding on Borrowers absent manifest error unless Borrowers notify Lender to the contrary within thirty (30) days after Borrowers’ receipt of any such statement.”

(2)	The paragraph entitled “Collateral Exam” in the section entitled “CONDITIONS PRECEDENT TO EACH ADVANCE” of the Loan Agreement is hereby deleted in its entirety.

(3)	The paragraph entitled “Borrowing Base Certificate” in the section entitled “Financial Statements” of the Loan Agreement is hereby deleted in its entirety.

(4)	The paragraph entitled “Agings” in the section entitled “Financial Statements” of the Loan Agreement is hereby deleted in its entirety.

(5)	The definitions for “Account,” “Account Debtor,” “Borrowing Base,” and “Eligible Accounts” in the section entitled “DEFINITIONS” of the Loan Agreement are hereby deleted in their entirety.

[Signature page follows]

BORROWERS AND LENDER ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS SECOND AMENDMENT AND BORROWERS AND LENDER AGREE TO ITS TERMS.  THIS SECOND AMENDMENT IS DATED APRIL 11, 2013.

BORROWERS:

Telanetix, Inc., a Delaware corporation

By: /s/ Doug Johnson
Name:  Doug Johnson
Title:  CEO

Telanetix, Inc., a California corporation

By: /s/ Doug Johnson
Name:  Doug Johnson
Title:  CEO

AccessLine Holdings, Inc., a Delaware corporation

By: /s/ Doug Johnson
Name:  Doug Johnson
Title:  CEO

AccessLine Communications Corporation, a Delaware corporation

By: /s/ Doug Johnson
Name:  Doug Johnson
Title:  CEO

LENDER:

East West Bank

By: /s/ Phillip S. Ernst
Name:  Phillip S. Ernst
Title:  Managing Director